Exhibit (a)(18)

GMO TRUST

AMENDMENT NO. 18

TO

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting at least a majority of the trustees of GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated March 9, 2016 (the “Declaration of Trust”), as amended from time to time, a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts, hereby rescind the establishment and designation of one series of GMO Trust, GMO SGM Major Markets Fund, and having determined that it is desirable, appropriate and consistent with the fair and equitable treatment of all shareholders to establish two new series of GMO Trust, GMO Multi-Asset Credit Fund and GMO MAC Implementation Fund, do hereby direct that this Amendment No. 18 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust by amending and restating Schedule 3.6 of the Declaration of Trust in its entirety as attached hereto.

The foregoing amendment shall become effective upon its execution by a majority of the Trustees of GMO Trust.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 5th day of December, 2024.

/s/ Paul Braverman
Paul Braverman
Trustee

/s/ Dina Santoro
Dina Santoro
Trustee

/s/ Peter Tufano
Peter Tufano
Trustee

Schedule 3.6 to Declaration of Trust

Series

GMO Alternative Allocation Fund
GMO Asset Allocation Bond Fund
GMO Benchmark-Free Allocation Fund
GMO Benchmark-Free Fund
GMO Climate Change Fund
GMO Emerging Country Debt Fund
GMO Emerging Country Debt Shares Fund
GMO Emerging Markets ex-China Fund
GMO Emerging Markets Fund
GMO Emerging Markets Select Equity Fund
GMO Global Asset Allocation Fund
GMO Global Developed Equity Allocation Fund
GMO Global Equity Allocation Fund
GMO High Yield Fund
GMO Implementation Fund
GMO International Developed Equity Allocation Fund
GMO International Equity Allocation Fund
GMO International Equity Fund
GMO International Opportunistic Value Fund
GMO MAC Implementation Fund
GMO Multi-Asset Credit Fund
GMO Multi-Sector Fixed Income Fund
GMO Opportunistic Income Fund
GMO Quality Cyclicals Fund
GMO Quality Fund
GMO Resources Fund
GMO Resource Transition Fund
GMO Small Cap Quality Fund
GMO Strategic Opportunities Allocation Fund
GMO U.S. Opportunistic Value Fund
GMO U.S. Equity Fund
GMO U.S. Small Cap Value Fund
GMO U.S. Treasury Fund
GMO-Usonian Japan Value Creation Fund